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                     (FREDRIKSON & BYRON, P.A. LETTERHEAD)

August 21, 2003

Bell Microproducts Inc.
1941 Ringwood Avenue
San Jose, CA  95131-1721

Re:  Registrations Statement on Form S-3 (Nos. 333-107732 and
     333-108146)- Exhibit 5.1

Ladies/Gentlemen:

We have acted as counsel for Bell Microproducts Inc. (the "Company") in connection with the Company's filing of the above-referenced Registration Statements on Form S-3 (the "Registration Statements") relating to the registration under the Securities Act of 1933 (the "Act") of 5,000,000 shares of Common Stock, including 750,000 shares subject to an over-allotment option (collectively, the "Shares").

         In connection with rendering this opinion, we have reviewed the following:

         1. The Company's Articles of Incorporation, as amended.

         2. The Company's Bylaws, as amended; and

         3. Certain corporate resolutions, including resolutions of the Company's Board of Directors pertaining to the issuance by the Company of Shares covered by the Registration Statements.

         Based upon the following and upon the representations and information provided by the Company, we hereby advise you that in our opinion:

         1. The Company's Articles of Incorporation validly authorize the issuance of the Shares registered pursuant to the Registrations Statement.

         2. Upon the delivery and payment therefor in accordance with the terms of the Registrations Statement and the Underwriting Agreement described in the

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August 21, 2003
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            Registrations Statement, the Shares to be issued and sold by the
            Company will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registrations Statement and to the reference to our firm under the caption "Legal Matters" included in the Registration Statements and the related Prospectus or amendments or supplements thereto.

                                      Very truly yours,

                                      FREDRIKSON & BYRON, P.A.

                                      By /s/ MELODIE R. ROSE
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                                         Melodie R. Rose, Vice President